Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

December 5, 2022

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

America First Multifamily Investors, L.P. Announces Name Change to Greystone Housing Impact Investors LP and Listing on the New York Stock Exchange

Omaha, Nebraska – America First Multifamily Investors, L.P. announced that, effective 12:01 a.m. Eastern Time on December 5, 2022, it has changed its legal name to Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”). In addition, the Partnership also announced the commencement of trading of its beneficial unit certificates representing assigned limited partnership interests (“BUCs”) on the New York Stock Exchange (“NYSE”) as of the opening of markets on December 5, 2022 under the ticker symbol “GHI”.

The Partnership will ring the opening bell at the NYSE on Monday, December 12th to commemorate its name change and initial listing on the NYSE.

“Our alignment with the well-respected Greystone brand and our listing on the NYSE are key steps in our strategy to enhance the public profile of the Partnership for the benefit of our unitholders,” said Kenneth C. Rogozinski, Chief Executive of Officer of the Partnership. “In addition, we believe our new name highlights the positive social impact of the Partnership’s various investments that address the significant need for affordable multifamily housing across the United States.”

In conjunction with the Partnership’s name change, the general partner of the Partnership’s general partner approved the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) dated December 5, 2022, which supersedes the Partnership’s First Amended and Restated Agreement of Limited Partnership dated September 15, 2015, as further amended (the “Prior Partnership Agreement”). In addition, the general partner of the Partnership’s general partner approved the Amended and Restated Greystone Housing Impact Investors LP 2015 Equity Incentive Plan (the “Plan”) which supersedes the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan (the “Prior Plan”). The Partnership Agreement and Plan include various administrative updates and incorporate various amendments to the Prior Partnership Agreement and Prior Plan, respectively. The changes to the Prior Partnership Agreement and Prior Plan do not require the approval of the Partnership’s BUC holders. Copies of the Partnership Agreement and the Plan are included in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 5, 2022, which can be viewed on the SEC’s EDGAR site.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP (formerly known as America First Multifamily Investors, L.P.) was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

About Greystone

Greystone is a private national commercial real estate finance company with an established reputation as a leader in multifamily and healthcare finance, having ranked as a top FHA, Fannie Mae, and Freddie Mac lender in these sectors. Loans are offered through Greystone Servicing Company LLC, Greystone Funding Company LLC and/or other Greystone affiliates. For more information, visit www.greystone.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.